Exhibit 10.20

Maximum Mortgage Contract

No.: fj1122019224

Mortgagor: Suzhou Shengfeng Logistics Co., Ltd

Unified Social Credit Code: *************

Legal Representative / Person in Charge: Kang Zhenghao

Address: 55 Huaxing Road, Xingeng village, Wangting Town, Xiangcheng District, Suzhou City

Zip Code: 201500

Financial Institution and Account Number: Industrial and Commercial Bank of China Limited Suzhou Wangting sub branch, *************

Tel: *************

Fax: *************

Mortgagee: Bank of China Limited Fuzhou Jin'an Sub-branch

Legal Representative / Person in Charge: Li Jiyong

Address: Fusheng Qianlong international annex building 1F-03, No.3 middle Changle Road, Wangzhuang Street, Jin’an District, Fuzhou City

Zip Code: 350011

Tel: *************

Fax: *************

In order to guarantee the performance of the liabilities under the main contract mentioned in Article 1 of this contract, the mortgagor voluntarily mortgages the right of legal property disposal to the mortgagee as listed in the attached "list of mortgaged property". Both parties enter into this contract through equal consultation. Unless otherwise agreed in this contract, the interpretation of words in this contract shall be determined according to the main contract.

Article 1 Main Contract

The main contract is:

The credit line agreement (No. fj1122019222) signed between the creditor and the debtor Shengfeng Logistics Group Co., Ltd. and the single agreements that have been and will be signed according to the credit line agreement, as well as its amendments or supplements.

Article 2 Principal Creditor's Rights and the Period of Occurrence

Unless otherwise determined or agreed in accordance with the law, the creditor's rights actually occur under the main contract within the following periods, as well as the creditor's rights already occurred between the debtor and the creditor before the contract takes effect, constitute the main creditor's rights of the contract:

From the effective date of the credit line agreement mentioned in Article 1 of this contract to the expiration date of the service life of the credit line specified in the agreement and its amendments or supplements. (from May 31, 2019 to May 28, 2020)

Article 3 Maximum Amount of Secured Claims

1. The maximum creditor's rights guaranteed by this contract is:

Currency: RMB.

Amount: ￥80,000,000.00.

2. On the expiration date defined in Article 2 of this contract, the interest (including legal interest, agreed interest, compound interest and penalty interest), penalties, expenses for realizing the creditor's right (including but not limited to litigation expenses, lawyer's fees, notarization fees, etc.) incurred on the principal of the creditor's right shall be calculated. The specific amount of the secured claim is determined when it is paid off.

The sum of the amount of creditor's rights determined according to the above two terms is the maximum amount of creditor's rights guaranteed by this contract.

Article 4 Collateral

See the "list of collateral" in the appendix for the relevant information of collateral.

During the period of the mortgage, if the mortgaged property is damaged, lost or expropriated, the mortgagee may have the priority to be compensated for the obtained insurance and compensation money. This money may also be drawn if the performance period of the secured creditor's right has not expired.

If the mortgaged property is a house, the mortgagor shall timely inform the mortgagee upon knowing the information that the house is to be demolished. During the mortgage period, if the mortgaged house is demolished and the compensation form of property right exchange is adopted for the demolished house, the mortgagor shall negotiate with the debtor and the mortgagee to pay off the main liabilities, or reset the mortgage after the property right exchange and sign a new agreement according to the mortgagee’s requirements. After the demolishing of the original mortgaged real estate and before the new mortgage registration is handled, the mortgagor should provide a guarantee to the mortgagee by the guarantor; If the house to be demolished is compensated in the form of compensation money, the mortgagee has the right to receive the compensation in priority, or require the mortgagor to continue using the demolition compensation as security property by opening a special deposit account or a deposit receipt, and signing the corresponding agreement.

Article 5 mortgage Registration

If mortgage registration is required according to law, the two parties shall go through the procedures with the registration department within 10 days after signing this contract.

In case of any changes in the registered items of mortgage, the two parties shall register the change within 10 days from the change date.

Article 6 Possession and Keep of the mortgaged Property

The mortgaged property under this contract shall be possessed and kept by the mortgagor, but all certificates of the property shall be kept by the mortgagee. The mortgagor agrees to accept and effectively cooperate with the mortgagee’s inspection of the property at any time.

The mortgagor shall properly keep and maintain the mortgaged property and take effective measures to ensure the safety and integrity of the property; If the mortgaged property needs to be repaired, the mortgagor shall do so in time and bear the corresponding expenses.

Without the written consent of the mortgagee, the mortgagor shall not transfer, lease, lend, transform, reconstruct or dispose of the mortgaged property in whole or in part in any other way; With the written consent of the mortgagee, the proceeds from the disposal of the mortgaged property shall be used to pay off the debts in advance or be deposited with a third party designated by the mortgagee.

Article 7 Decrease in the Value of the mortgaged Property

If the mortgagor's conducts activities that is going to reduce the value of the mortgaged property before the main creditor's right of this contract is fully paid off, the mortgagee has the right stop the mortgagor’s such behavior. If the value of the mortgaged property decreases, the mortgagee has the right to require the mortgagor to restore the value of the property or to provide other guarantees equivalent to the reduced value. If the mortgagor neither restores the value of the property nor provides a guarantee, the mortgagee has the right to require the debtor to pay off the liability in advance. If the debtor fails to pay off, the mortgagee has the right to exercise the mortgage.

If the mortgaged property is lost or its value is reduced due to natural disasters, accidents, torts and other reasons, the mortgagor shall immediately take measures to prevent further expansion of the loss and immediately notify the mortgagee in writing.

Article 8 Fructus

If the debtor fails to pay off the due liabilities or under other circumstances the mortgage right is seized by the People's Court according to law, the mortgagee has the right to collect the natural or legal fructus of the mortgaged property from the date of seizure, unless the mortgagee fails to notify the obligator who shall pay off the legal fruits.

The fructus mentioned in the preceding paragraph shall first be used to cover the expenses for collecting the fructus.

Article 9 Insurance of Mortgaged Property (one of the following items shall be selected: 1. applicable; 2. not applicable)

The mortgagor shall consult with the mortgagee to determine the insurance company, the insurance type and insurance period. The insured amount shall not be less than the evaluated number of the mortgaged object. The insurance policy shall meet the requirements of the mortgagee and shall not be accompanied by restrictive conditions that damage the rights and interests of the mortgagee.

Before the main creditor's rights of this contract are fully paid off, the mortgagor shall not interrupt, terminate, modify or change the insurance policy for any reason, and shall take all reasonable and necessary measures to ensure that the insurance agreed in this article remains valid. If the mortgagor fails to insure or violates the agreement mentioned above, the mortgagee has the right to decide to continue to insure the mortgaged property. The insurance expenses shall be paid by the mortgagor and added to the balance of the creditor's rights together with the losses that may be caused to the mortgagee.

Within 10 days after the signing of this contract, the mortgagor shall provide the mortgagee with the original insurance document of the mortgaged property to transfer the claim right of insurance benefits to the mortgagee. Before the main claims of this contract are fully paid off, the original insurance document shall be kept by the mortgagee.

Article 10 Guarantee Liabilities

If the debtor fails to make payment to the mortgagee on any normal repayment date or prepayment date under the main contract, the mortgagee has the right to exercise the mortgage in accordance with the law and the contract, and has the priority in compensation for the mortgaged property within the maximum amount specified in Article 3 of the contract.

The normal repayment date referred to in the preceding paragraph is the principal repayment date, interest payment date or the date when the debtor shall pay any money to the mortgagee according to the contract. The prepayment date mentioned in the preceding paragraph refers to the date proposed by the debtor with the consent of the mortgagee, and the date when the mortgagee requests the debtor to recover the principal and interest of the creditor's right and / or any other money in advance according to the contract.

Article 11 Types and Period of Exercising the Mortgage Right

After the occurrence of the guarantee liability, the mortgagee has the right to exercise all or part of the mortgage that has reached the liquidation period according to law.

The mortgagee should exercise the right within the limitation of action; If the creditor's right is paid off by installments, the mortgagee shall exercise the mortgage right before the reach of the last term’s limitation period of action.

Article 12 Realization of the Mortgage

After the occurrence of the guarantee liability, the mortgagee has the right to negotiate with the mortgagor to convert the mortgaged property into repayment of the principal creditor’s right through auction or sale. If the negotiation fails, the mortgagee has the right to request the People's Court for an auction or sale of the mortgaged property according to law.

The proceeds from the disposal of the mortgaged property should be used to pay for the disposal expenses in priority and then to pay off the principal creditor's right.

If the principal liability is guaranteed by other things besides this contract, it will not affect any right of the mortgagee under this contract. The mortgagee has the right to determine the exercise order of each guarantee right. The mortgagor shall undertake the guarantee liability in accordance with this contract, and there shall be no other defenses regarding other guarantee and the exercise order.

Article 13 Relationship Between this Contract and the Main Contract

If the main contract includes the credit line agreement / general agreement on credit business, written consent of the mortgagor is required to extend the credit line service term / business cooperation term. Without the mortgagor’s consent or refusal, the mortgagor shall only use the collateral under this contract to guarantee the principal creditor's rights occurring during the service life of the original credit line / business cooperation period within the maximum amount of the secured creditor's rights specified in Article 3 of this contract.

For changes of other contents or matters in the credit line agreement / general agreement on credit business, the single agreements, and single main contract, it is not necessary to obtain the consent of the mortgagor. The mortgagor still undertakes the guarantee responsibility for the changed main contract with the mortgaged property within the maximum amount of secured creditor's rights specified in Article 3 of this contract.

The maximum amount of secured creditor's rights specified in Article 3 of this contract may be changed in writing with the agreement of the mortgagor and the mortgagee.

If the mortgaged property under this contract has other mortgagees, the changes above shall not have adverse effects on them without their written approval.

Article 14 Declaration and Commitment

The mortgagor hereby declares that:

1. The mortgagor is legally registered, exists, and has the full capacity of civil rights required for signing and performing this contract and the legal ownership or disposal right of the mortgaged property;

2. The mortgagor guarantees that there are no other co-owners of the mortgaged property, or that although there are co-owners, the mortgagor has obtained the written approval of all co-owners. The mortgagor undertakes to deliver the written approval to the mortgagee before signing this contract;

3. The mortgagor fully understands the contents of the main contract. The signing and performance of this contract is based on the mortgagor’s true intention, and the mortgagor has obtained legal and effective authorization.

If the mortgagor is a third party and is a company, the guarantee provided by the mortgagor has been approved by the board of directors or through the shareholders' meeting, and does not exceed the specified limit stipulated by the company.

Signing and performing this contract will not violate any contract, agreement or other legal documents binding on the mortgagor. The mortgagor has obtained or will obtain all relevant approval, permission, filing and registration required for this mortgage;

4. All documents and materials provided by the mortgagor to the mortgagee are accurate, true, complete and effective;

5. The mortgagor has not concealed any existing security interests of the mortgaged property from the mortgagee as of the date of signing this contract;

6. If a new security interest is set for the mortgaged property, the mortgaged property is closed down, or the mortgagor is involved in a major lawsuit or arbitration case, the mortgagor should notify the mortgagee in time;

7. If the mortgaged property is a project under construction, the mortgagor promises that there is no priority right of a third party in the mortgaged property; If there is a third party's right of priority, the mortgagor promises to request the third party to issue a written statement of abandoning the right of priority and then hand it over to the mortgagee.

Article 15 Contracting Fault

After the signing of this contract, if the mortgagor refuses to handle or delays the mortgage registration, or due to other reasons of the mortgagor, this contract cannot come into effect and the mortgage cannot be effectively issued, it will lead to the fault of contracting. If the mortgagee suffers losses for this reason, the mortgagor shall be liable for the compensation.

Article 16 Breach of the Contract

Any of the following circumstances shall constitute or be deemed as the mortgagor's breach of the contract:

1. The mortgagor, in violation of this contract, transfers, rents, lends, transforms, rebuilds or disposes of the mortgaged property in whole or in part in any other way without authorization;

2. The mortgagor prevents the mortgagee from disposing of the mortgaged property in accordance with the law and / or the relevant provisions of this contract in any way;

3. When the value of the mortgaged property decreases as described in Article 7 in this contract, the mortgagor refuses to restore the value as required and does not provide additional guarantee;

4. The statement made by the mortgagor in this contract is not true or violates the commitment made in this contract;

5. The mortgagor violates other provisions on the rights and obligations of the parties in this contract;

6. Termination, dissolution, revocation or bankruptcy occurs to the mortgagor’s company;

7. The mortgagor breaches the contract with the mortgagee or other institutions of Bank of China Limited.

In the event of breach of contract as mentioned in the preceding paragraph, the mortgagee has the right to take the following measures respectively or at the same time regarding the specific circumstances:

1. Require the mortgagor to correct the breach of contract within a time limit;

2. Reduce, suspend or terminate the whole or part of the credit line to the mortgagor;

3. Partially or fully suspend or terminate business applications from the mortgagor with other contracts; All or part of the loans and trade financing that have not yet been granted or handled shall be suspended or terminated;

4. Declare all or part of the mortgagor’s principal and interest of the loan / trade financing funds and other outstanding accounts payable to be immediately due;

5. Terminate or rescind this and other contracts between the mortgagor and the mortgagee;

6. Require the mortgagor to compensate for the loss caused by the breach of contract;

7. Exercise the mortgage;

8. Other measures deemed necessary by the mortgagee.

Article 17 Rights Reserved

If one party fails to exercise part or all of its rights under this contract, or fails to require the other party to perform or assume part or all of its obligations and liabilities, it shall not constitute a waiver of such rights or an exemption from such obligations and liabilities.

Any tolerance, extension or delay offered from one party to the other in exercising its rights under this contract shall not affect any rights the first party owns under this contract, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 18 Change, Modification and Termination of the Contract

This contract can be changed or modified in written form by both parties through negotiation. Any change or modification shall constitute an integral part of this contract.

Unless otherwise stipulated by laws and regulations, or agreed by both parties, this contract shall not be terminated until all the rights and obligations under it have been fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by both parties, the invalidity of any provision of this contract shall not affect the legal effect of other provisions.

Article 19 Application of Law and Dispute Settlement

This contract shall be governed by the laws of the people's Republic of China.

All disputes arising from the performance of this contract can be settled by both parties through negotiation. If the negotiation fails, both parties agree to adopt the same dispute settlement method as agreed in the main contract.

During the dispute settlement period, if the dispute does not affect the performance of other terms of the contract, the other terms shall continue to be performed.

Article 20 Appendix

The following attachments and other attachments confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.

1. List of Collateral.

Article 21 Other Agreements

1. The guarantor shall not transfer any rights and obligations under this contract to a third party without the creditor’s written consent.

2. If the creditor has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this contract due to business needs, the guarantor shall recognize it. Other institutions of Bank of China Limited authorized by the creditor have the right to exercise all rights under this contract, and have the right to bring a lawsuit to the court or submit to the arbitration institution for adjudication on the disputes under this contract.

3. Without affecting other provisions of this contract, this contract shall be legally binding on both parties and their respective successors and transferees.

4. Unless otherwise agreed, both parties shall designate the place of residence specified in this contract as the contact address, and promise to notify the other party in written form in time in case of any changes.

5. The title and business name in this contract are only used for the convenience of reference, and shall not be used for the interpretation of the terms and the rights and obligations of the parties.

Article 22 Effectiveness of Contract and Issue of the Mortgage

This contract shall come into force from the date when signed by the legal representatives, responsible persons or authorized signers of both parties with official seals. However, if mortgage registration is required according to law, the contract shall come into force from the date when the registration procedures are completed.

The mortgage is issued when the contract comes into effect.

This contract is made in quadruplicate with the same legal effect, one for each party and the debtors.

Mortgagor: Suzhou Shengfeng Logistics Co., Ltd.

Authorized signature:   /s/ Kang Zhenghao

May 31, 2019

Mortgagee: Bank of China Limited Fuzhou Jin'an Sub-branch

Authorized signature:  /s/ Chen Yan

May 31, 2019

Appendix

List of Collateral

No. fj1122019224-1

Collateral Name	Amount	Evaluated Value	Ownership (Certificate No.)	Location	Registration Authority
Real estate and land use right of No.50 Taiyang Road, Wangting Town, Xiangcheng District, Suzhou	Building Area: 37767.66㎡; Land Area: 26400.00㎡.	￥101,478,800	Su (2017) Suzhou real estate No. 7001992	No.50 Taiyang Road, Wangting Town, Xiangcheng District	Xiangcheng sub center of Suzhou real estate registration center